Exhibit 23.1

KPMG LLP

Suite 1400

2323 Ross Avenue

Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2025, with respect to the consolidated financial statements of Spectral AI, Inc., incorporated herein by reference.

Dallas, Texas

July 30, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee.